Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the combination of the historical financial information of ILG and the Vistana Business, adjusted to give effect to the Merger.

The unaudited pro forma condensed combined statements of operations for the quarter ended March 31, 2016 and the year ended December 31, 2015 combine the historical consolidated statements of income of ILG and the historical combined statements of comprehensive income for the Vistana Business, after giving effect to the Merger and the other Transactions as if they had been consummated on January 1, 2015, the beginning of the period presented. The unaudited pro forma condensed combined balance sheet combines the historical condensed consolidated balance sheet of ILG and the historical condensed combined balance sheet of the Vistana Business as of March 31, 2016, giving effect to the Merger and the other Transactions as if they had been consummated on March 31, 2016.

The unaudited pro forma condensed combined financial information was prepared using purchase accounting with ILG considered the acquirer for accounting purposes of the Vistana Business. Under purchase accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with any excess purchase price allocated to goodwill, or deficiency recognized as a gain on bargain purchase. The unaudited pro forma purchase price allocation was based on an estimate of the fair values of the tangible and intangible assets and liabilities of the Vistana Business. Following the effective date of the Merger, ILG expects to complete the purchase price allocation after considering the fair value of the Vistana Business’s assets and liabilities at the level of detail necessary to finalize the required purchase price allocation. Accordingly, the unaudited pro forma purchase price allocations are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The final purchase price allocation may be different than that reflected in the unaudited pro forma purchase price allocation presented herein, and this difference may be material.

The tax amounts reflected in the unaudited pro forma condensed combined financial information are based on the assumption that the Distribution, followed by the Merger, are tax-free in accordance with the terms of the Merger Agreement. However, certain potential transactions may occur following the Merger that may cause the Spin-Off to be taxable to Starwood, in which case Starwood may make certain elections which would cause a step-up in the tax basis of the assets in the Vistana Business to their fair market value. In this case, the Vistana Business will receive a fair market value tax basis in such assets, rather than carryover tax basis, and will be required, under provisions of the Tax Matters Agreement, to pay Starwood for the associated tax benefit.

The historical combined financial information of the Vistana Business has been ‘‘carved-out’’ from Starwood’s consolidated financial statements and reflects assumptions and allocations made by Starwood. The Vistana Business’s historical combined financial information includes all revenues, costs, assets and liabilities that are directly attributable to the Vistana Business. In addition, certain expenses reflected in the Vistana Business’s combined financial information are an allocation from Starwood, including certain general corporate expenses. The actual costs that may have been incurred if the Vistana Business had been a stand-alone company would depend on a number of factors, including the chosen organizational structure and strategic decisions made as to information technology and infrastructure requirements. As such, the Vistana Business’s combined financial information does not necessarily reflect what the Vistana Business’s financial condition and results of operations would have been had the Vistana Business operated as a stand-alone company during the period or at the date presented.

The unaudited pro forma condensed combined financial information does not reflect the costs of any integration activities or benefits that may result from realization of approximately $21 million of annualized cost synergies and revenue synergies expected to be realized within three full years following the consummation of the Transactions.

The unaudited pro forma adjustments are based upon current available information and assumptions that ILG believes to be reasonable. The pro forma adjustments and related assumptions are described in the accompanying notes presented on the following pages, which should be read together with the pro forma condensed combined financial statements. Additionally, we are still in the process of identifying and evaluating any accounting policy differences that would require conformity of policy and any pro forma adjustments needed to reflect the same.

The unaudited pro forma condensed combined financial information is for informational purposes only and is not intended to represent or to be indicative of the actual results of operations or financial position that the combined ILG and the Vistana Business would have reported had the Transactions been completed as of the dates set forth in the unaudited pro forma condensed combined financial information and should not be taken as being indicative of ILG’s future consolidated results of operations or financial position. The actual results may differ significantly from those reflected in the unaudited pro forma condensed combined financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma condensed combined financial information and actual amounts. As a result, the pro forma combined information does not purport to be indicative of what the financial condition or results of operations would have been had the Transactions been completed on the applicable dates of the unaudited pro forma condensed combined financial information. They also may not be useful in predicting the future financial condition and results of operations of the combined company.

This unaudited pro forma condensed combined financial information should be read together with the consolidated and condensed consolidated financial statements and related notes of ILG.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

OF INTERVAL LEISURE GROUP, INC. AND VISTANA SIGNATURE EXPERIENCES, INC.

AS OF MARCH 31, 2016

(in millions)

					Consolidated
	Interval Leisure	Vistana Signature	Pro Forma		Pro Forma reflecting
	Group, Inc.	Experiences, Inc. (a)	Adjustments		Vistana acquisition
ASSETS
Cash and cash equivalents	$97	$58	$—		$155
Restricted cash and cash equivalents	12	49	—		61
Accounts receivable, net of allowance of $2	84	48	—		132
Vacation ownership mortgages receivable	6	75	11	(d)	92
Vacation ownership inventory	45	339	(123	)(b)	261
Deferred membership costs	8	—	—		8
Prepaid income taxes	—	—	2	(o)	2
Prepaid expenses and other current assets	31	52	(11	)(c)	68
			(4	)(j)
Total current assets	283	621	(125)		779
Vacation ownership mortgages receivable	27	546	79	(d)	652
Restricted cash and cash equivalents	—	3	—		3
Investments	44	—	—		44
Property and equipment, net	93	471	(15	)(e)	555
			6	(f)
Goodwill	561	19	(19	)(g)	561
Intangible assets, net	244	—	226	(h)	470
Deferred membership costs	10	—	—		10
Deferred income taxes	—	36	—		36
Other non-current assets	44	20	(5	)(j)	68
			(3	)(i)
			2	(p)
			10	(k)
TOTAL ASSETS	$1,306	$1,716	$156		$3,178
	—	—
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$23	$24	$—		$47
Deferred revenue	108	80	(22	)(c)	158
			(8	)(j)
Securitized debt from VIE’s	—	45	—		45
Accrued compensation and benefits	29	—			29
Member deposits	8	—	—		8
Accrued expenses and other current liabilities	69	129	(1	)(e)	203
			6	(l)
Total current liabilities	237	278	(25)		490
Accrued liabilities, long-term	—	10	(2	)(e)	8
Securitized debt from VIE’s	—	111	1	(m)	113
			1	(i)
Long-term debt, net of current portion	403	—	123	(i)	536
			10	(k)
Other long-term liabilities	19	26	—		45
Deferred tax liabilities	82	9	80	(o)	171
Deferred revenue	88	1	(1	)(j)	88
Total liabilities	829	435	187		1,451
	—	—
Redeemable noncontrolling interest	1	—	—		1
Commitments and contingencies

SHAREHOLDERS’ EQUITY:
Preferred stock	—	—	—		—
Common stock	1	—	1	(n)	2
Treasury stock	(35)	—	—		(35)
Additional paid-in capital	214	—	1,030	(n)	1,244
Retained earnings	295	—	(6	)(l)	514
			225	(g)
Net parent investment	—	1,337	(1,337	)(g)	—
Cumulative translation and marketable securities adjustments	—	(56)	56	(g)	—
Accumulated other comprehensive income	(32)	—	—		(32)
Total ILG shareholders’ equity	443	1,281	(31)		1,693

Noncontrolling Interest	33	—	—		33
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,306	$1,716	$156		$3,178

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet (as of March 31, 2016):

(a) Certain reclassifications have been made to the historical presentation of Vistana to conform to ILG’s classified balance sheet presentation as follows:

	As of March 31, 2016
	Vistana	Reclassification Adjustments	Vistana conformed to ILG’s presentation
	(Dollars in millions)
Restricted cash and cash equivalents	52	(52)	—
Restricted cash and cash equivalents - current	—	49	49
Restricted cash and cash equivalents - long term	—	3	3
Total restricted cash and cash equivalents	52	—	52

Vacation ownership notes receivable, net of allowance	621	(621)	—
Vacation ownership mortgages receivable - current	—	75	75
Vacation ownership mortgages receivable - long term	—	546	546
Total vacation ownership mortgages receivable	621	—	621

Deferred Tax Asset	36	(36)	—
Deferred income taxes - non-current	—	36	36
Total Deferred income taxes	36	—	36

Other assets	72	(72)	—
Prepaid expenses and other current assets	—	52	52
Other non-current assets	—	20	20
Total other assets	72	—	72

Accrued liabilities	94	(94)	—
Other liabilities	80	(80)	—
Accrued expenses and other current liabilities	—	129	129
Deferred income taxes - current	—	—	—
Deferred income taxes - non-current	—	9	9
Accrued liabilities - non-current	—	10	10
Other long-term liabilities	—	26	26
Total accrued liabilities	174	—	174

Deferred revenues	81	(81)	—
Deferred revenue - current	—	80	80
Deferred revenue - long term	—	1	1
Total deferred revenue	81	—	81

Securitized debt from VIE’s	156	(156)	—
Securitized debt from VIE’s - current	—	45	45
Securitized debt from VIE’s - long term	—	111	111
Total securitized debt from VIE’s	156	—	156

(b) To reflect the estimated purchase accounting adjustment to Vistana’s timeshare inventory remeasured at fair value. Fair value was determined using an income approach based on expected proceeds from sales of timeshare inventory, less costs to dispose and a normal profit margin on those disposal efforts.

(c) To reflect the estimated purchase accounting adjustment to Vistana’s prepaid expenses and other current assets and deferred revenue balances. Purchase accounting requires that the acquiring entity should recognize deferred revenue of the acquired company only if it relates to a legal performance obligation assumed by the acquiring entity. Consequently, Vistana’s pre-Transactions deferred revenue as of the Transactions date that pertains to sales of timeshare intervals for which there is no remaining legal performance obligation post-Transactions is eliminated in purchase accounting. Separately, pre-Transactions deferred revenue related to projects under construction based on the percentage of completion method are remeasured to approximate the remaining legal performance obligation associated with completing the project, less the recoupment of previous sales and marketing costs. This adjustment also includes the reversal of deferred expense components presented within prepaid expenses and other current assets that are associated with this deferred revenue. This item is considered non-recurring and consequently is only a balance sheet pro forma adjustment.

(d) To reflect the estimated purchase accounting adjustment to Vistana’s vacation ownership mortgages receivables remeasured at fair value. Fair value was determined using an income approach based on the expected future performance of the respective mortgages receivables portfolio.

(e) Reflects the impact of removing Vistana’s residential segment as well as the two legal entities holding ownership interests in property in Aruba that were historically managed by Vistana and will be retained by Starwood.

(f) To reflect the estimated purchase accounting adjustment to buildings and land to be owned by Vistana, including the five hotels included in the Transactions. Fair value was based on most recent available independent appraisals. Refer to note (i) to the “Notes to Unaudited Pro Forma Condensed Combined Statement of Income” for additional details regarding the pro forma adjustments related to remeasuring these items to fair value.

(g) To reflect adjustments to remove Vistana’s historical goodwill and stockholders’ equity.

Total purchase consideration noted in the table below was determined based on the 72,371,970 Share Issuance using a stock price of $14.24, the closing price as on the actual acquisition date of May 11, 2016, as well as $123 million in cash pertaining to the purchase price of the purchased assets. At this stock price valuation, the allocation of total estimated purchase consideration results in a gain on bargain purchase of $225 million, as detailed in table below. This gain on bargain purchase is not subject to income taxation.

Under purchase accounting, the total estimated purchase consideration will be allocated to Vistana’s tangible and intangible assets and liabilities based on final determinations of fair value as of the Transactions date. The preliminary estimated allocation of the purchase consideration, on a pro forma basis, as if the Transactions closed on March 31, 2016 is as follows:

Total purchase consideration	$1,154
Vistana’s book value of net assets	(1,281)
Adjustments to historical net book values:
Intangible assets	(226)
Vacation ownership inventory	123
Property and equipment	9
Vacation ownership mortgages receivable	(90)
Deferred revenue	(31)
Prepaid income taxes	(2)
Prepaid expenses and other non-current assets	21
Income tax items	80
Accrued expenses and other current liabilities	(1)
Accrued liabilities, long-term	(2)
Securitized debt from VIE’s	2
Elimination of historical Vistana goodwill	19
Gain on bargain purchase	$(225)

(h) To reflect the amount of the total estimated purchase consideration allocated to intangible assets with definite-lives, principally consisting of Vistana’s resort management contracts and internal vacation club system. Refer to note (h) to the “Notes to Unaudited Pro Forma Condensed Combined Statement of Income” for additional details regarding the pro forma adjustments related to these intangible assets.

(i) Represents a drawdown of $123 million under ILG’s revolving credit facility at March 31, 2016 for purposes of paying the purchase price of the purchased assets. Also includes the elimination of historical debt issuance and loan origination costs.

(j) To reflect the elimination of intercompany balances between ILG entities and Vistana.

(k) To reflect the advance payment on future royalties associated with maintaining the exclusivity of the Hyatt® Vacation Ownership license.

(l) To reflect the accrual of transaction costs directly attributable to the Transactions which are not presented on the historical balance sheet.

(m) To reflect the estimated purchase accounting adjustment to Vistana’s securitized debt related to VIE’s re-measured at fair value.

(n) To reflect the 72,371,970 Share Issuance priced on the actual acquisition date of May 11, 2016.

(o) Represents deferred income tax adjustments recorded at an estimated statutory blended rate of 37.2% to reflect the differences in the carrying values of the acquired assets and the assumed liabilities, excluding goodwill, for financial reporting purposes and the cost basis for income tax purposes. Also includes tax adjustments recorded related to transaction costs, a portion of which are capitalized and a portion of which are deductible.

(p) To reflect an adjustment to recognize a long-term asset related to a non-qualified deferred compensation plan pertaining to Vistana employees. In connection with the acquisition, ILG assumed the obligation associated with this plan and Vistana is to receive plan-related cash from Starwood prior to transaction closing.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

OF INTERVAL LEISURE GROUP, INC. AND VISTANA SIGNATURE EXPERIENCES, INC.

FOR THE THREE MONTHS ENDED MARCH 31, 2016

(in millions)

					Consolidated
	Interval Leisure	Vistana Signature	Pro Forma		Pro Forma reflecting
	Group, Inc.	Experiences, Inc. (a)	Adjustments		Vistana acquisition
Revenues
Service and membership related	$112	$17	$(1	)(b)	$128
Sales of vacation ownership products, net	11	85	—		96
Rental and ancillary services	24	82	—		106
Consumer financing	1	21	(4	)(c)	18
Cost reimbursements	38	45	—		83
Total revenues	186	250	(5)		431

Operating costs and expenses
Cost of service and membership related sales	25	6	—		31
Cost of vacation ownership product sales	6	22	(3	)(d)	25
Cost of sales of rental and anciallary services	14	62	(1	)(e)	75
Cost of consumer financing	—	5	—		5
			—
Cost reimbursements	38	45	—		83
Selling and marketing expenses	18	49	(1	)(b)	66
General and administrative expenses	37	11	—		45
			(3	)(l)
Other expenses, net	—	(1)	—		(1)
Royalty fee	—	—	9	(g)	9
Amortization expenses of intangibles	3	—	3	(h)	6
Depreciation expenses	5	9	(1	)(i)	13
Total operating costs and expenses	146	208	3		357

Operating income	40	42	(8)		74

Other income (expense)
Interest income	—	—	—		—
Interest expense	(6)	—	(1	)(j)	(6)
			1	(m)
Other income (expense), net	1	—	—		1
Equity in earnings from unconsolidated entities	1	—	—		1
Earnings before income tax and noncontrolling interests	36	42	(8)		70
Income tax provision	(13)	(22)	3	(k)	(32)
Net income	23	20	(5)		38
Net income attributable to non-controlling interests	(1)	—	—		(1)
Net income attributable to common stockholders	$22	$20	$(5)		$37

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

OF INTERVAL LEISURE GROUP, INC. AND VISTANA SIGNATURE EXPERIENCES, INC.

FOR THE YEAR ENDED DECEMBER 31, 2015

(in millions)

					Consolidated
	Interval Leisure	Vistana Signature	Pro Forma		Pro Forma reflecting
	Group, Inc.	Experiences, Inc. (a)	Adjustments		Vistana acquisition
Revenues
Service and membership related	$426	$65	$(4	)(b)	$487
Sales of vacation ownership products, net	34	325	—		359
Rental and ancillary services	80	271	—		351
Consumer financing	5	82	(2	)(c)	85
Cost reimbursements	152	180	—		332
Total revenues	697	923	(6)		1,614

Operating costs and expenses
Cost of service and membership related sales	101	28	—		129
Cost of vacation ownership product sales	22	71	2	(d)	95
Cost of sales of rental and anciallary services	42	232	(5	)(e)	269
Cost of consumer financing	—	21	(1	)(j)	19
			(1	)(m)
Cost reimbursements	152	180	—		332
Selling and marketing expenses	71	176	(4	)(b)	243
General and administrative expenses	150	37	2	(f)	182
			(7	)(l)
Other expenses, net	—	(7)	—		(7)
Royalty fee	—	—	37	(g)	37
Amortization expenses of intangibles	14	—	10	(h)	24
Depreciation expenses	17	38	(3	)(i)	52
Total operating costs and expenses	569	776	30		1,375

Operating income	128	147	(36)		239

Other income (expense)
Interest income	1	—	—		1
Interest expense	(21)	—	(3	)(j)	(22)
			2	(m)
Other income (expense), net	3	4	—		7
Equity in earnings from unconsolidated entities	5	1	—		6
Earnings before income tax and noncontrolling interests	116	152	(37)		231
Income tax provision	(41)	(37)	15	(k)	(63)
Net income	75	115	(22)		168
Net income attributable to non-controlling interests	(2)	—	—		(2)
Net income attributable to common stockholders	$73	$115	$(22)		$166

Notes to Unaudited Pro Forma Condensed Combined Statement of Income (for the three months ended March 31, 2016 and year ended December 31, 2015):

(a)         Certain presentation changes have been made to the historical presentation of Vistana financial information in order to conform to a combined ILG presentation. Specifically:

• Vistana’s revenue and expenses line items titled “Resort and vacation network management” are included at the line items titled “Service and membership related” and “Costs of service and membership related sales.”

• Vistana’s costs and expenses line item titled “Restructuring (credits)/charges, net” is included within the line item titled “General and administrative expenses.”

(b) To reflect the elimination of intercompany revenue and expenses between ILG entities and Vistana.

(c) To reflect an adjustment to consumer financing revenue to convert interest income recognition to the level-yield method pursuant to guidance codified in ASC 310-30. The level-yield method requires us to recognize as interest income the excess of the cash flows expected to be collected on the loan portfolio over the fair value of the portfolio.

(d) To reflect adjustments to cost of sales attributable to remeasuring timeshare inventory to fair value which has a recurring impact post-close of the Transactions.

(e) Represents the adjustment to management fees paid to Starwood pursuant to the transaction documents

(f) To reflect incremental non-cash compensation expense associated with equity-based awards granted upon consummation of the Transactions pursuant to executed employment agreements.

(g) Represents the fixed and variable components of the royalty fees under the License Agreement. The fixed fee is $30 million per year and the variable component is based on 2% of the applicable sales price paid with respect to the sale of vacation ownership interests that are identified with or use the licensed marks including those held or partially owned by Vistana or its affiliates, those that are part of certain fee-for-service sales and those which are the subject of sales brokered by Vistana or its affiliates on behalf of owners.

(h) To reflect a preliminary pro forma adjustment to recognize incremental straight-line amortization expense resulting from the allocation of purchase consideration to definite-lived intangible assets subject to amortization. The pro forma adjustments for amortization expense are as follows:

(In millions)	Fair Value	Weighted average useful Life (years)	Pro Forma Annual Amortization	Three months ended March 31, 2016	Year-ended December 31, 2015
Resort management contracts	$140	26	$5	$2	$5
Vacation network membership base	85	22	4	1	4
Other	1	0.6	1		1
Total	$226		$10	$3	$10

(i)             To reflect a preliminary pro forma adjustment to recognize incremental straight-line depreciation expense resulting from the fair value adjustments to acquired property. The pro forma adjustments for depreciation expense are as follows:

(In millions)	Fair Value	Weighted average useful Life (years)	Pro Forma Annual Depreciation	Three months ended March 31, 2016	Year-ended December 31, 2015
Acquired properties (exclusive of land and construction in progress)	$303	28	$35	$8	$35
Less: historical depreciation expense			(38)	(9)	(38)
Total pro forma adjustment to depreciation			$(3)	$(1)	$(3)

(j) Reflects interest expense incurred in connection with drawing down $123 million from ILG’s revolving credit facility for purposes of paying the purchase price for purchased assets. Interest expense of $1 million and $3 million for the three months ended March 31, 2016 and year ended December 31, 2015 was calculated based on the current variable interest rate in effect as of March 31, 2016 of 2.69%. Also includes an adjustment to eliminate historical Vistana amortization of debt issuance and loan origination costs in the pro forma periods.

(k) To reflect the pro forma tax effect of the adjustments herein at an estimated statutory blended rate of 37.2% for the three months ended March 31, 2016 and twelve months ended December 31, 2015.

(l) To reflect the elimination of non-recurring transaction-related expenses incurred by ILG directly associated with the Transactions.

(m) Represents interest capitalized into inventory related to certain development projects based on inventory spend at the combined company’s weighted average cost of debt as of March 31, 2016 and December 31, 2015 of approximately 4.3% and 4.2%, respectively. The amount is allocated between the cost of consumer financing and interest expense line items based on the historical period’s proportionate balance relative to the combined total.